CERTIFICATE

	The undersigned hereby certifies that she is the Secretary of Morgan Stanley Focus Growth Fund (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Instrument Terminating Classes of Shares of the Trust and Establishing and Designating a Class of Shares of the Trust duly adopted by the Trustees of the Trust on April 17, 2013, as provided in Section 6.9(h) of the Declaration of Trust of the Trust, said Instrument to take effect on May 14, 2013, and I do hereby further certify that such Instrument has not been amended and is on the date hereof in full force and effect.

	Dated this 17th day of April, 2013



/s/ Mary E. Mullin ______________
Mary E. Mullin
Secretary



AMENDMENT



Dated: April 17, 2013
To be Effective:	 May 14, 2013






TO

MORGAN STANLEY FOCUS GROWTH FUND

DECLARATION OF TRUST

DATED

April 6, 1987


MORGAN STANLEY FOCUS GROWTH FUND

INSTRUMENT TERMINATING CLASSES OF SHARES
OF THE TRUST AND ESTABLISHING AND
DESIGNATING A CLASS OF SHARES OF THE TRUST


WHEREAS, Morgan Stanley Focus Growth Fund (the "Trust") was established by the Declaration of Trust, dated April 6, 1987, as amended from time to time (the "Declaration"), under the laws of the Commonwealth of Massachusetts;

WHEREAS, Section 6.9(h) of the Declaration provides that at any time that there are no shares outstanding of any particular class previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that class and the establishment and designation thereof, which instrument shall have the status of an amendment to the Declaration;

WHEREAS, the Trustees of the Trust previously established and designated Class R and Class W of the Trust, each of which currently has no shares outstanding;

WHEREAS, the Trustees of the Trust have deemed it advisable to abolish Class R and Class W of the Trust and the establishment and designation thereof;

WHEREAS, Section 6.9(h) of the Declaration provides that the establishment and designation of any additional class of shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of such class, or as otherwise provided in such instrument, which instrument shall have the status of an amendment to the Declaration; and

WHEREAS, the Trustees of the Trust have deemed it advisable to establish and designate an additional class of shares, to be known as Class IS as provided herein;

NOW, THEREFORE:

I.  Pursuant to Section 6.9(h) of the Declaration, Class R and
Class W, and the establishment and designation thereof, are hereby abolished.

II. Pursuant to Section 6.9(h) of the Declaration, there is hereby established and designated an additional class of shares, to be known as Class IS (the "Additional Class"), which shall be subject to the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in the Declaration with respect to the existing classes of shares of the Trust, known as Class A, Class B, Class I and Class L (the "Existing Classes"), except to the extent the Trust's Multiple Class Plan Pursuant to Rule 18f-3 attached hereto as Exhibit A sets forth differences among each of the Existing Classes and the Additional Class.

III. The undersigned hereby certify that this Instrument has been duly adopted in accordance with the provisions of the Declaration.

IV. This instrument may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.


Exhibit A

MORGAN STANLEY FUNDS
AMENDED AND RESTATED MULTIPLE CLASS PLAN
PURSUANT TO RULE 18F-3

INTRODUCTION

       This plan (the "Plan") is adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the
"1940 Act"), effective as of July 28, 1997 as amended and restated as of September 26, 2007, September 30, 2010, July 31, 2011, February 25, 2013, February 28, 2013 and April 1, 2013.
The Plan relates to shares of the open-end investment companies to which Morgan Stanley Investment Management Inc. acts as investment adviser (the "Adviser"), that are listed on Schedule
A, as may be amended from time to time (each, a "Fund" and collectively, the "Funds"). The Funds are distributed pursuant to a system (the "Multiple Class System") in which each class of shares (each, a "Class" and collectively, the "Classes") of a Fund represents a pro rata interest in the same portfolio of investments of the Fund and differs only to the extent outlined below.

I.       DISTRIBUTION ARRANGEMENTS

       One or more Classes of shares of the Funds are offered for purchase by investors with the sales load structures described below. In addition, pursuant to Rule 12b-1 under the 1940 Act, the Funds have each adopted Plans of Distribution and Shareholder Service Plans (the "12b-1 Plan") under which shares of certain Classes are subject to the service and/or distribution fees ("12b-1 Fees") described below.

1.       Class A Shares

       Class A shares are offered with a front-end sales load ("FESL"). The schedule of sales charges applicable to a Fund and the circumstances under which the sales charges are subject to reduction are set forth in each Fund's current prospectus. As stated in each Fund's current prospectus, Class A shares may be purchased at net asset value (without a FESL): (i) in the case of certain large purchases of such shares; and (ii) by certain limited categories of investors, in each case, under the circumstances and conditions set forth in each Fund's current prospectus. Class
A shares purchased at net asset value may be subject to a contingent deferred sales charge ("CDSC") on redemptions made within eighteen months after purchase. Further information relating to the CDSC, including the manner in which it is calculated, is set forth in paragraph 9 below. Class A shares are also subject to payments under each Fund's Distribution and/or Shareholder Service Plan to reimburse Morgan Stanley
Distribution, Inc. (the "Distributor"), its broker-dealer affiliates and other broker-dealers, financial institutions or intermediaries for distribution and/or shareholder service expenses incurred by them specifically on behalf of the Class, assessed at an annual rate of up to 0.25% of average daily net assets. The entire amount of the 12b-1 fee represents a service fee under the Rules of the Financial Industry Regulatory Authority ("FINRA") (of which the Distributor is a member).

2.       Class B Shares

	Class B shares are offered without a FESL, but will in most cases be subject to a six-year declining CDSC which is calculated in the manner set forth in paragraph 9 below. The schedule of CDSC charges applicable to each Fund is set forth in each Fund's current prospectus. With the exception of certain of the Funds which have a different formula described below (Morgan Stanley Global Fixed Income Opportunities
Fund (formerly, Morgan Stanley Flexible Income Fund), Morgan Stanley Focus Growth Fund (formerly, Morgan Stanley
American Opportunities Fund) and Morgan Stanley U.S.
Government Securities Trust).( ) Class B shares are also subject to a fee under each Fund's respective 12b-1 Plan, assessed at the annual rate of up to 1.00% of either: (a) the lesser of (i) the average daily aggregate gross sales of the Fund's Class B shares since the inception of the Fund (not including reinvestment of dividends or capital gains distributions), less the average daily aggregate net asset value of the Fund's Class B shares redeemed since the Fund's inception upon which a CDSC has been imposed or waived, or (ii) the average daily net assets of Class
B; or (b) the average daily net assets of Class B. A portion of the 12b-1 fee equal to up to 0.25% of the Fund's average daily net assets represents a service fee under the Rules of FINRA and the remaining portion of the 12b-1 fee, if any, represents an asset-based sales charge. Also, Class B shares have a conversion feature ("Conversion Feature") under which such shares convert to Class A shares after 8 years. Details of the Conversion Feature are set forth in Section IV below.

3.       Class L Shares (formerly, Class C Shares)

       Class L shares are offered without imposition of a FESL or a CDSC. In addition, Class L shares, under each Fund's 12b-
1 Plan, are subject to 12b-1 payments to reimburse the Distributor, its broker-dealer affiliates and other broker-dealers for distribution and shareholder service expenses incurred by them specifically on behalf of the Class, assessed at the annual rate of up to 0.75% of the average daily net assets of Class L. A portion of the 12b-1 fee equal to up to 0.25% of the Fund's average daily net assets is characterized as a service fee within the meaning of FINRA guidelines. Unlike Class B shares, Class
L shares do not have the Conversion Feature.

4. 	Class I Shares

       Class I shares are offered without imposition of a FESL, CDSC or a 12b-1 fee for purchases of Fund shares by (i) investors meeting an initial minimum investment requirement and (ii) certain other limited categories of investors, in each case, as may be approved by the Boards of Directors/Trustees of the Funds and as disclosed in each Fund's current prospectus.

5. 	Class Q Shares (with respect to Morgan Stanley Global
Infrastructure Fund only (formerly, Morgan Stanley Utilities
Fund))

       In connection with the merger (the "Merger") of Morgan Stanley Global Utilities Fund into Morgan Stanley Global Infrastructure Fund ("Global Infrastructure"), a new Q share class was created into which all holders of pre-Merger Class B shares of Global Infrastructure ("Pre-Merger Class B Shares") will be placed on the effective date of the Merger. Class Q shares of Global Infrastructure are closed to new investments (except for dividend reinvestments). The Class Q shares of Global Infrastructure are offered without a FESL, but are subject to a six-year declining CDSC, which is calculated in the manner set forth in paragraph 9 below. The schedule of CDSC charges is set forth in Global Infrastructure's current prospectus. For purposes of calculation of the CDSC, Class Q shareholders will get the benefit of their holding period for Pre-Merger Class B Shares.
Class Q shares are also subject to a fee under Global Infrastructure's 12b-1 Plan relating to its Class Q shares, assessed at the annual rate of up to 0.26% of either: (a) the lesser of (i) the average daily aggregate gross sales of Global Infrastructure's Class Q shares and Pre-Merger Class B Shares since the inception of Global Infrastructure (not including reinvestment of dividends or capital gains distributions), less the average daily aggregate net asset value of Global Infrastructure's Class Q shares and Pre-Merger Class B Shares redeemed since
Global Infrastructure's inception upon which a CDSC has been imposed or waived, or (ii) the average daily net assets of Class
Q; or (b) the average daily net assets of Class Q. A portion of the 12b-1 fee equal to up to 0.25% of Global Infrastructure's average daily net assets represents a service fee under the Rules of the FINRA and the remaining portion of the 12b-1 fee, if any, represents an asset-based sales charge. Also, Class Q shares retain the same conversion feature as Class B shares
("Conversion Feature") under which such shares convert to Class
A shares after a certain holding period and retain the same exchange privileges as Class B shares. Details of the Conversion Feature and exchange privilege are set forth in Section IV below under "Conversion Features--Class B to Class A" and
"Conversion Features--Exchange Privileges."

6.       Class W Shares

       Class W shares, under the Morgan Stanley European
Equity Fund Inc.'s 12b-1 Plan, are subject to 12b-1 payments to reimburse the Distributor, its broker-dealer affiliates and other broker-dealers for distribution expenses incurred by them specifically on behalf of the Class, assessed at the annual rate of up to 0.35% of the average daily net assets. Up to 0.25% of this amount is characterized as a service fee within the meaning of FINRA guidelines. Class W shares do not have the Conversion Feature.

7.       	Class IS Shares

	Class IS shares are offered without imposition of a FESL, CDSC or a 12b-1 fee for purchases of Fund shares by (i) investors who meet an initial minimum investment requirement of $10,000,000 or are defined contribution, defined benefit or other employer sponsored employee benefit plans with minimum plan assets of $250,000,000, whether or not qualified under the Internal Revenue Code, in each case subject to the discretion of the Adviser, and (ii) certain other limited categories of investors, in each case, as may be approved by the Boards of Directors/Trustees of the Funds and as disclosed in each Fund's current prospectus. In addition, no sub-accounting or other similar fees or any finder's fee payments are charged or paid on Class IS shares.

8.	Additional Classes of Shares

       The Boards of Directors/Trustees of the Funds have the authority to create additional Classes, or change existing Classes, from time to time, in accordance with Rule 18f-3 under the 1940
Act.

9. 	Calculation of the CDSC

       Any applicable CDSC is calculated based upon the lesser of net asset value of the shares at the time of purchase or at the time of redemption. The CDSC does not apply to amounts representing an increase in share value due to capital appreciation and shares acquired through the reinvestment of dividends or capital gains distributions. The CDSC schedule applicable to a Fund and the circumstances in which the CDSC is subject to waiver are set forth in each Fund's prospectus.

II.	EXPENSE ALLOCATIONS

       Expenses incurred by a Fund will be allocated among the various Classes of shares pro rata based on the net assets of the Fund attributable to each Class, except that 12b-1 or service fees and sub-accounting fees relating to a particular Class are allocated directly to that Class.

III. 	CLASS DESIGNATION

       All shares of the Funds held prior to July 28, 1997 (other than the shares held by certain employee benefit plans established by Morgan Stanley & Co. LLC (formerly, Morgan
Stanley & Co. Incorporated) and shares of Funds offered with a
FESL) have been designated Class B shares. Shares held prior to July 28, 1997 by such employee benefit plans have been designated Class I shares. Shares held prior to July 28, 1997 of Funds offered with a FESL have been designated Class I shares.
In addition, shares of Morgan Stanley Focus Growth Fund
(formerly, Morgan Stanley American Opportunities Fund)
purchased prior to April 30, 1984 (with respect to such shares, including such proportion of shares acquired through reinvestment of dividends and capital gains distributions as the total number of shares acquired prior to the preceding date in this sentence bears to the total number of shares purchased and owned by the shareholder of such Fund) have been designated
Class I shares. Class B shares of Global Infrastructure held prior to the effective date of the Merger will be designated Class Q shares. Prior to December 2007, Class I shares were named Class
D shares.   Prior to February 25, 2013, Class L shares were
named Class C shares. Class IS shares were established on February 28, 2013.

IV.	CONVERSION FEATURES

1.	Class B to Class A

       Class B shares of each Fund will automatically convert to Class A shares, based on the relative net asset values of the shares of the two Classes on the conversion date, which will be approximately eight (8) years after the date of the original purchase. Conversions will be effected once a month. The eight-year period will be calculated from the last day of the month in which the shares were purchased or, in the case of Class B shares acquired through an exchange or a series of exchanges, from the last day of the month in which the original Class B shares were purchased. There will also be conversions at that time such proportion of Class B shares acquired through automatic reinvestment of dividends owned by the shareholder as the total number of his or her Class B shares converting at the time bears to the total number of outstanding Class B shares purchased and owned by the shareholder. In the case of Class B shares previously exchanged for shares of Morgan Stanley Limited
Duration U.S. Government Trust (formerly, Morgan Stanley
Limited Duration U.S. Treasury Trust), a "Money Market Fund" or a "No-Load Fund" (as such terms are defined in the prospectus of each Fund), the period of time the shares were held in any of such Funds (calculated from the last day of the month in which the shares of any of such Funds were acquired) will be counted toward the holding period for conversion. Conversions will be suspended during any period in which the expense ratio of the Class B shares is lower than the expense ratio of the Class A shares.

2.         Class B to Class Q

       Class B shares of Global Infrastructure held prior to the effective date of the Merger will automatically convert to Class
Q shares.

3.	Class I to Class IS

      Morgan Stanley Investment Management may convert
Class I shares into Class IS shares (if available), provided that following the conversion the shareholder meets the then
applicable eligibility requirements for Class IS shares.   Any
such conversion will occur at the respective net asset values of the share classes next calculated after such conversion without the imposition of any charge.

V.       EXCHANGE PRIVILEGES

       Shares of each Class may be exchanged for shares of the same Class of the other Funds without the imposition of an exchange fee as described in the prospectuses and statements of additional information of the Funds. The exchange privilege of each Fund may be terminated or revised at any time by the Fund upon such notice as may be required by applicable regulatory agencies as described in each Fund's prospectus.

VI.	VOTING

       Each Class shall have exclusive voting rights on any matter that relates solely to its 12b-1 Plan, except that Class B shareholders and Class Q shareholders will have the right to vote on any proposed material increase in Class A's expenses, including payments under the Class A 12b-1 Plan, if such proposal is submitted separately to Class A shareholders. In addition, each Class shall have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class.



MORGAN STANLEY FUNDS
AMENDED AND RESTATED MULTIPLE CLASS PLAN
PURSUANT TO RULE 18F-3
SCHEDULE A
AT APRIL 1, 2013

CLASS A, B, L AND I SHARES
Morgan Stanley European Equity Fund Inc.
Morgan Stanley Focus Growth Fund
Morgan Stanley Global Fixed Income Opportunities Fund
Morgan Stanley Global Infrastructure Fund
Morgan Stanley Mortgage Securities Trust
Morgan Stanley Multi Cap Growth Trust
Morgan Stanley U.S.
Government Securities
Trust

CLASS W SHARES
Morgan Stanley European Equity Fund Inc.

CLASS Q SHARES
Morgan Stanley Global
Infrastructure Fund

CLASS IS SHARES
Morgan Stanley Focus Growth Fund
Morgan Stanley Global Fixed Income Opportunities Fund
Morgan Stanley Multi Cap Growth Trust



















IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 17th day of April, 2013.



/s/ Frank L. Bowman
___________________________
Frank L. Bowman, as Trustee, and
not individually
c/o Kramer Levin Naftalis &
Frankel LLP
Counsel to the Independent
Trustees
1177 Avenue of the Americas
New York, NY 10036


/s/ Michael Bozic
_____________________________
Michael Bozic, as Trustee, and not
individually
c/o Kramer Levin Naftalis & Frankel
LLP
Counsel to the Independent Trustees
1177 Avenue of the Americas
New York, NY 10036


/s/ Kathleen A. Dennis
_________________________
Kathleen A. Dennis, as Trustee, and
not individually
c/o Kramer Levin Naftalis &
Frankel LLP
Counsel to the Independent
Trustees
1177 Avenue of the Americas
New York, NY 10036



/s/ Dr. Manuel H. Johnson
______________________
Dr. Manuel H. Johnson, as Trustee,
and not individually
c/o Johnson Smick Group, Inc.
888 16th Street, N.W., Suite 740
Washington, D.C. 20006


/s/ James F. Higgins
__________________________
James F. Higgins, as Trustee, and
not individually
c/o Morgan Stanley Services
Company Inc.
Harborside Financial Center 201
Plaza Two
Jersey City, NJ 07311


/s/ Joseph J. Kearns
___________________________
Joseph J. Kearns, as Trustee, and not
individually
c/o Kearns & Associates LLC
PMB754, 22631 Pacific Coast
Highway
Malibu, CA 90265



/s/ Michael F. Klein
___________________________
Michael F. Klein, as Trustee, and
not individually
c/o Kramer Levin Naftalis &
Frankel LLP
Counsel to the Independent
Trustees
1177 Avenue of the Americas
New York, NY 10036



/s/ Michael E. Nugent
_________________________
Michael E. Nugent, as Trustee, and
not individually
522 Fifth Avenue
New York, NY 10036



/s/ W. Allen Reed
_____________________________
W. Allen Reed, as Trustee, and not
individually
c/o Kramer Levin Naftalis &
Frankel LLP
Counsel to the Independent
Trustees
1177 Avenue of the Americas
New York, NY 10036



/s/ Fergus Reid
_______________________________
Fergus Reid, as Trustee, and not
individually
c/o Joe Pietryka, Inc.
85 Charles Colman Blvd.
Pawling, NY 12564


( ) 	The payments under the 12b-1 Plan for Morgan
Stanley Global Fixed Income Opportunities Fund (formerly,
Morgan Stanley Flexible Income Fund) are assessed at the annual rate of 0.85% of the lesser of: (a) the average daily aggregate gross sales of the Fund's Class B shares since the inception of the Fund's Plan (not including reinvestment of dividends or capital gains distributions), less the average daily aggregate net asset value of the Fund's Class B shares redeemed since the Plan's inception upon which a CDSC has been imposed or waived, or (b) the average daily net assets of Class B attributable to shares issued, net of related shares redeemed, since inception of the Plan. The payments under the 12b-1 Plan for Morgan Stanley Focus Growth Fund (formerly, Morgan
Stanley American Opportunities Fund) are assessed at the annual rate of 1.0% of the lesser of: (a) the average daily aggregate gross sales of the Fund's Class B shares since the inception of the Fund's Plan (not including reinvestment of dividends or capital gains distributions), less the average daily aggregate net asset value of the Fund's Class B shares redeemed since the Plan's inception upon which a CDSC has been imposed or waived, or (b) the average daily net assets of Class B attributable to shares issued, net of related shares redeemed, since inception of the Plan. The payments under the 12b-1 Plan for Morgan
Stanley U.S. Government Securities Trust are assessed at the annual rate of 0.75% (0.65% on amounts over $10 billion) of the lesser of: (a) the average daily aggregate gross sales of the Fund's Class B shares since the inception of the Fund's Plan (not including reinvestment of dividends or capital gains distributions), less the average daily aggregate net asset value of the Fund's Class B shares redeemed since the Plan's inception upon which a CDSC has been imposed or waived, or (b) the average daily net assets of Class B attributable to shares issued, net of related shares redeemed, since inception of the Plan.





15386392.10.BUSINESS



18048260